UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 24, 2025

Hongchang International Co., Ltd

(Exact name of registrant as specified in its charter)

Nevada	000-26731	87-0627910
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Block 20, Hongchang Food Co., Ltd.,

Yuanhong Investment Zone, Donggao Village, Chengtou Town,

Fuqing City, Fuzhou City, Fujian Province,

350300, China

(Address of principal executive offices)

(86) 180 5901 6050

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Company’s Certifying Accountant.

(a)	Previous independent registered public accounting firm:

On April 24, 2025, the Board of Directors (the “Board”) of Hongchang International Co., Ltd, a Nevada corporation (the “Company”), approved the appointment of Enrome LLP (“Enrome”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and dismissed WWC, P.C. (“WWC”), effective April 24, 2025.

For the fiscal years ended December 31, 2024, and December 31, 2023, WWC’s audit reports on the Company’s financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified as to audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and December 31, 2023, and any subsequent interim period through the date of dismissal, (i) there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and WWC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to WWC’s satisfaction, would have caused WWC to make reference in connection with WWC’s opinion to the subject matter of the disagreement; and (ii) there were no “reportable events” as the term is described in Item 304(a)(1)(v) of Regulation S-K.

We furnished a copy of the disclosures in this report to WWC and have requested that WWC furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree. We have received the requested letter from WWC, and a copy of the letter is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)	Newly Appointed independent registered public accounting firm:

On April 24, 2025, the Board have approved the engagement of Enrome as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2025, effective April 24, 2025.

During the two most recent fiscal years and through the subsequent interim period preceding Enrome’s engagement, the Company has not consulted with Enrome regarding (1)  the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in any case where either a written report or oral advice was provided to the Company by Enrome, that Enrome concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (2) any matter that was the subject of a disagreement or a reportable event described in Items 304(a)(1)(iv) or (v), respectively, of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 24, 2025, Mr. Ban Siong Ang, a director and the Chairman of the Board of the Company, notified the Board that he was resigning from Chairman of the Board due to personal reasons, effective as of April 24, 2025. Mr. Ban Siong Ang continues to serve as a member of the Board. Effective as of April 24, 2025, Mr. Zengqiang Lin, Chief Executive Officer, Chief Financial Officer, President and a director of the Company, was appointed as the Chairman of the Board of the Company.

On April 24, 2025, Ms. Qingqing Wang, the Board Secretary of the Company, notified the Board that she was resigning from the Board Secretary, effective as of April 24, 2025. Ms. Qingqing Wang’s decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

16.1	Letter From WWC, P.C. to the Securities and Exchange Commission dated April 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hongchang International Co., Ltd

Date: April 30, 2025	By:	/s/ Zengqiang Lin
	Name:	Zengqiang Lin
	Title:	Chief Executive Officer

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